EXCELSIOR MULTI-STRATEGY HEDGE FUND OF FUNDS (TE 2), LLC


            FORM OF ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT


            THIS ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT is made and entered into as of __________, 2009, by and between J.D. Clark & Company (the Administrator") and Excelsior Multi-Strategy Hedge Fund of Funds (TE 2), LLC ("Excelsior").

                                   WITNESSETH:

            WHEREAS, Excelsior is registered as a closed-end, non-diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

            WHEREAS,  Excelsior  desires to retain the  Administrator to provide
certain   administrative   and   accounting   services  to  Excelsior   and  the
Administrator desires to provide such services.

            NOW,  THEREFORE,   in  consideration  of  the  premises  and  mutual
covenants herein contained, and intending to be legally bound hereby the parties hereto agree as follows:

            1.    DEFINITIONS. As used in this Agreement:

            (a)   "1933 ACT" means the Securities Act of 1933, as amended.

            (b) "1934 ACT" means the Securities Exchange Act of 1934, as amended.

            (c) "AUTHORIZED PERSON" means any person duly authorized by Excelsior's Board of Managers to give Oral Instructions and Written Instructions on behalf of Excelsior and listed on the Authorized Persons Appendix attached hereto and made a part hereof or any amendment thereto as may be received by the Administrator. An Authorized Person's scope of authority may be limited by Excelsior by setting forth such limitation in the Authorized Persons Appendix.

            (d)   "CEA" means the Commodities Exchange Act, as amended.

            (e) "BOARD OF MANAGERS" AND "MEMBERS" shall have the same meanings as set forth in Excelsior's limited liability company agreement.

            (f) "CONFIDENTIAL MEMORANDUM" means Excelsior's Confidential Memorandum, as may be revised from time to time.

            (g)   "GLB ACT" means the Gramm-Leach-Bliley Act, as amended.

            (h) "ORAL INSTRUCTIONS" mean oral instructions received by the Administrator from an Authorized Person or from a person reasonably believed by the Administrator to be an Authorized Person.


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            (i)   "SEC" means the Securities and Exchange Commission.

            (j) "SECURITIES LAWS" means the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

            (k) "WRITTEN INSTRUCTIONS" mean written instructions signed by an Authorized Person and received by the Administrator. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.


             2. APPOINTMENT. Excelsior hereby appoints the Administrator to provide administrative and accounting services, in accordance with the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to furnish such services.

             3. COMPLIANCE WITH RULES AND REGULATIONS. The Administrator undertakes to comply with all applicable requirements of the Securities Laws, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by the Administrator hereunder. Except as specifically set forth herein, the Administrator assumes no responsibility for such compliance by Excelsior.

            4.    RECORDS; VISITS.

            (a) The books and records pertaining to Excelsior which are in the possession or under the control of the Administrator shall be the property of Excelsior. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. Excelsior and Authorized Persons shall have access to such books and records at all times during the Administrator's normal business hours. Upon the reasonable request of Excelsior, copies of any such books and records shall be provided by the Administrator to Excelsior or to an Authorized Person, at Excelsior's expense.

            (b)   The Administrator shall keep the following records:

            (i) all books and records with respect to Excelsior's books of account;

           (ii)   records of Excelsior's securities transactions; and

          (iii) such specific books and records, set forth below, as Excelsior is required to maintain pursuant to Rule 31a-1 and Rule 31a-2 of the 1940 Act in connection with the services provided by the Administrator hereunder:

                  (a)  Shareholder Transactions Journal

                  (b)  Portfolio Transactions Journal

                  (c)  Cash Receipts and disbursements Journal including Cash

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            Reconciliations

                  (d)  Transactions Journal

                  (e)  General Ledger

                  (f)  Portfolio Securities Ledger

                  (g) Capital Share Ledger including NAV Calculation Schedules ("pricing sheets"), and

                  (h)  Trial Balance


            5. DESCRIPTION OF SERVICES. The Administrator will perform the following administration and accounting services:

                      (a) Establish, periodically review and update Excelsior's accounting systems and internal controls;

                      (b)  Prepare monthly performance summary for Excelsior;

                      (c) Prepare detailed quarterly reports for members of Excelsior.

                      (d) Calculate on a monthly basis the interest of each member of Excelsior;

                      (e) Consult with the auditors designated by Excelsior to establish procedures for the annual audit of Excelsior and prepare such reports and other information as may be requested by such auditors;

                      (f) Consult with attorneys retained by Excelsior to ensure compliance with Excelsior's limited liability company agreement;

                      (g) Prepare and file Excelsior's Annual, Semi-Annual and Quarterly Reports with the SEC on Forms N-SAR, N-CSR, N-Q and N-PX via EDGAR.

                      (h) Prepare for execution and file Excelsior's Federal Form 1065 and state tax returns;

                      (i) Prepare annual Form K-1's and supplementary schedules for Member in accordance with applicable tax regulations;

                      (j) Maintain the register of Members of Excelsior and enter on such register all issues, transfers and repurchases of interests in Excelsior;

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                      (k)  Arrange for the calculation of the issue and
repurchase prices of interests in Excelsior in accordance with Excelsior's limited liability company agreement and confidential memorandum;

                      (l) Allocate income, expenses, gains and losses to individual Members' capital accounts in accordance with applicable tax laws and with Excelsior's limited liability company agreement;

                      (m) Retain in a safe place Share Registers and transfer forms for a period of at least six years from the time of execution;

                      (n) Calculate net asset value of Excelsior as referenced in the Confidential Memorandum; and

                      (o) On a monthly basis (or more frequently, if deemed necessary) compare the register of Members against the Office of Foreign Asset Control's ("OFAC") Watch List (as promulgated by the U.S. Treasury Department) and the U.S. Securities and Exchange Commission Watch List (as periodically updated by the SEC). If there is a match between the Member List and OFAC's Watch List, the Administrator shall notify Excelsior, or a designee, of all account matches against such list, including information regarding the nature of the match; and

                      (p) Mail the annual privacy notice to Members of Excelsior who are not clients of United States Trust Company, National Association.

            6. STANDARD OF CARE. The Administrator shall be obligated to exercise reasonable care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts in performing the services provided for under this Agreement. The Administrator shall be liable for any damages arising out of the Administrator's failure to perform its duties under this Agreement to the extent such damages arise out of the Administrator's willful misfeasance, bad faith, negligence or reckless disregard of such duties.

            7.   COMPENSATION.

                 (a) [Excelsior shall pay the Administrator, on a quarterly basis, within ten days after the end of each calendar quarter, a fee which shall be equal to the greater of (i) $3,000 or (ii) .00025 times net assets under management by Excelsior as of the first day of such calendar quarter for $0 to $150,000,000 of net assets under management, plus .000125 times net assets under management by Excelsior as of the first day of such calendar quarter for net assets under management in excess of $150,000,000. The maximum fee due and payable by Excelsior to the Administrator shall be no more than $75,000 per quarter, subject to an annual upward revision as of each January 1 equal to the prior maximum fee per quarter multiplied by a factor equal to one plus the inflation rate for the preceding calendar year.]

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                 (b)  For purposes of this Section 7, assets under management as of the first day of any calendar quarter shall not include any assets reserved for distribution to members or payment to the investment adviser of Excelsior.

            8. CONFIDENTIAL INFORMATION. The Administrator will have access to and become acquainted with records of and information relating to Excelsior, its Members and affiliates (collectively, "Confidential Information"). Neither the Administrator nor any of its officers, employees or agents shall disclose any of the Confidential Information (including any client list or other confidential information relating to the businesses of Excelsior or its affiliates), directly or indirectly, or use them in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of performing duties for Excelsior under this Agreement and unless the disclosure of any such Confidential Information is otherwise consented to, in writing, by Excelsior. As used in this Section 8 the term "Confidential Information" does not include information that (a) becomes or has been generally available to the public other than as a result of disclosure by the Administrator; (b) was available to the Administrator on a nonconfidential basis prior to its disclosure by Excelsior or any of its affiliates; or (c) is independently developed or becomes available to the Administrator on a nonconfidential basis from a source other than Excelsior or its affiliates.

            Further, the Administrator will adhere to all applicable laws and regulations relating to consumer privacy, including the GLB Act ("Privacy Law"), and to the privacy policies adopted by Excelsior pursuant to Title V of the GLB Act. Notwithstanding the foregoing, the Administrator will not share any nonpublic personal information concerning any of Excelsior's Members with any non-affiliated party unless specifically directed by Excelsior or allowed under one of the exceptions noted under Privacy Law. The Administrator shall (a) cause its employees and agents to be informed of, and to agree to be bound by, Privacy Law and the relevant provisions of this Agreement, and (b) maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, any nonpublic personal information concerning any of Excelsior's Members.

            9. LIAISON WITH ACCOUNTANTS. The Administrator shall act as liaison with Excelsior's independent public accountants and shall provide account analyses, fiscal year summaries, and other audit-related schedules. The Administrator shall take all reasonable action in the performance of its duties under this Agreement to assure that the necessary information is made available to such auditors and accountants in a timely fashion for the expression of their opinion, as required by Excelsior.

            10. DISASTER RECOVERY. In the event of equipment failures, the Administrator shall, at no additional expense to Excelsior, take reasonable steps to minimize service interruptions. The Administrator shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by the Administrator's own willful misfeasance, bad faith, gross negligence or reckless disregard of its

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duties or obligations under this Agreement.

            11. OTHER SERVICES. Other services rendered at the option or request Excelsior that are not outlined in Section 5 above, shall be billed at an hourly rate of $100.

            12. TERM. This Agreement shall continue until terminated by Excelsior or the Administrator on sixty days' prior written notice to the other party.

            13. NOTICES. All notices and other communications, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered. Notices shall be addressed (a) if to the Administrator, at J. D. Clark & Company, 2425 Lincoln Avenue, Ogden, Utah 84401; (b) if to Excelsior, at U. S. Trust Hedge Fund Management, Inc., 225 High Ridge Road, Stamford, CT 06905, Attn: Chief Financial Officer; or (c) if to neither of the foregoing, at such other address as shall have been provided by like notice to the sender of any such notice or other communication by the other party.

            14. AMENDMENTS. This Agreement, or any term thereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.

            15. DELEGATION; ASSIGNMENT. This Agreement and the rights and duties of the parties herein may not be assigned or delegated by any party without the written consent of each party.

            16. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            17. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

            18.  MISCELLANEOUS.

                 (a) ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and Oral Instructions.

                 (b) CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect

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their construction or effect.

                 (c) GOVERNING LAW. This Agreement shall be deemed to be a contract made in Utah and governed by Utah law, without regard to principles of conflicts of law.

                 (d) PARTIAL INVALIDITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

                 (e) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                 (f) FACSIMILE SIGNATURES. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

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                 IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed as of the day and year first above written.


                  EXCELSIOR MULTI-STRATEGY HEDGE FUND OF FUNDS (TE 2), LLC


                  ----------------------------------

                  By:      Steven L. Suss
                     --------------------------------

                  Title:  Chief Financial Officer
                        --------------------------------


                  J. D. CLARK & COMPANY

                  -----------------------------------

                  By:      Jeffrey D. Clark
                     --------------------------------

                  Title:   Chief Executive Officer
                        --------------------------------